Exhibit 99.1

OMNIVISION RESCHEDULES SPECIAL MEETING OF SHAREHOLDERS TO JULY 23

SANTA CLARA, CA — July 6, 2015 — OmniVision Technologies, Inc. (OVTI) (“OmniVision”), a leading developer of advanced digital imaging solutions, today announced that it has rescheduled to July 23, 2015 the Special Meeting at which OmniVision shareholders will vote on matters in connection with the Agreement and Plan of Merger, dated April 30, 2015, by and among OmniVision, Seagull International Limited and Seagull Acquisition Corporation (as may be amended from time to time).

As previously disclosed, OmniVision is a party to a number of putative class action lawsuits related to the proposed merger that have been filed in the Superior Court of the State of California, County of Santa Clara. Those actions were consolidated under the caption In re OmniVision Technologies, Inc. Shareholder Litigation, No. 15-CV-280161 (the “Litigation”) and are described in more detail in OmniVision’s definitive proxy statement related to the proposed merger filed with the Securities and Exchange Commission on June 10, 2015.  On July 1, 2015, Plaintiffs filed a motion seeking to enjoin the proposed merger until the defendants in the Litigation take certain purported corrective actions.  OmniVision is voluntarily postponing the Special Meeting in order to provide additional time for court resolution of that motion.

Shareholders of record as of the close of business on June 9, 2015 will continue to be entitled to vote at the Special Meeting.

OmniVision shareholders seeking copies of the definitive proxy statement or with questions about the Special Meeting may contact OmniVision’s proxy solicitor, Georgeson Inc. at OmniVision@georgeson.com or toll-free at (800) 248-7605.

About OmniVision

OmniVision is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Forward-Looking Statements

The matters discussed herein may contain forward-looking statements that are subject to risks and uncertainties. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements.

These risks and uncertainties could cause such forward-looking statements and OmniVision’s actual results to differ materially. In evaluating these forward-looking statements, you should specifically consider various factors, including the factors listed in the “Risk Factors” section of OmniVision’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015 and its most recent quarterly reports filed on Form 10-Q. These factors may cause OmniVision’s results to differ materially from any forward-looking statement. Forward-looking statements are only predictions and actual events or results may differ materially. OmniVision disclaims any obligation to update information contained in any forward-looking statement.

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Mary McGowan

mary@blackburncommunication.com